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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-1083 on Form S-1 of Valley Forge Life Insurance Company of our report on the financial statements and financial statement schedules of Valley Forge Life Insurance Company, dated February 10, 1999, and our report on the financial statements of the Valley Forge Life Insurance Company Variable Annuity Separate Account, dated February 23, 1999, appearing in the Registration Statement and to the reference to us under the heading "Experts" in the Registration Statement.





Deloitte & Touche LLP
Chicago, Illinois
April 16, 1999